Exclusive Technical Service and Business Consulting Agreement

This Exclusive Technical Service and Business Consulting Agreement (the “Agreement”) is entered into by and between the following two parties on January 4, 2009:

1.

Le Ling Jin Zang Huang Biotechnology Co., Ltd. (hereafter referred to as or Party A)

   Address:North of Kaiyuan East Road, Leling

2.

Beijing Tibet Health Consulting Co., Ltd. (hereafter referred to as Party B)

Address:Room 811, Building No.1,40 Dongzhong Street, Dongcheng District, Beijing

Preface

Whereas Party A is a limited company legally registered and existing in Shandong Province , P.R.C with the main business scope of Bio-engineer Development, Health Care Product Sales;

Whereas Party B is a wholly foreign-owned limited company legally registered and existing in Beijing, P.R.C, with the main business scope of Corporate Management Consulting; Chinese Medicine, Tibet Medicine Investment Consulting; Business Information Consulting; Meeting Service; Business Training;

Whereas Party A needs Part B’s technical services and technical consulting related to Party A’s business (see the definition below) and Party B agrees to provide the aforesaid services to Party A.

Through friendly negotiation, the two parties enter into the terms of the agreement as follows:

Article 1 Definitions

1.1

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

Business of Party A means the business in the field of Bio-engineer Development,

Health Care Product Sales.

Service means the service exclusively provided by Party B to Party A related to the business of Party A, including but not limited to:

(1)

Technical support related to the business of Party A;

(2)

Technical consulting related to the business activities of Party A;

(3)

Training of the technical personnel and market development personnel from Party A;

(4)

Assistance with Party A in related information collection and market research;

(5)

Business consulting related to the business of Party A (including but not limited to strategy planning, marketing, content-making, client management and etc.);

(6)

Business consulting service related to daily management, exploration and development of advertisement business, advertising marketing and so on upon Party A’s request;

(7)

Other related technical services and consulting services supplied upon the request of Party A from time to time.

Annual Business Plan

means annual business development plan and budget report of Party B for next calendar year made by Party A with the assistance of Party B before January 10 of each year.

Service Fees

means all the fees Party A shall pay to Party B for the service provided according to Article 3 of this Agreement.

Equipment

means any or all the equipment purchased by Party B from time to time for the purpose of providing Party A with service.

Techniques Related to Business means any or all the techniques related to the business of Party A and developed on the basis of the service provided under this Agreement.

Client Information has the same meaning as the one stipulated by Article 6.1 under this Agreement.

Confidential Information has the same meaning as the one stipulated by Article 6.2 under this Agreement.

Breach Party has the same meaning as the one stipulated by Article 11.1 under this Agreement.

Breach has the same meaning as the one stipulated by Article 11.1 under this Agreement.

This Party’s Rights has the same meaning as the one stipulated by Article 13.5 under this Agreement.

1.2

To invoke any laws and regulations (the “Laws”) under this Agreement means:

(1)

to invoke at the same time the content of the amendments, adjustments, complements and revisions of the Laws no mater it comes into effect before or after the conclusion of this Agreement, and

(2)

to invoke at the same time other decisions, notices and rules made or taking effect according to the Laws.

1.3

Unless there is other stipulation in the context of this Agreement, all the articles, paragraphs and subparagraphs mean the corresponding content under this Agreement.

Article 2 Service

2.1

Party B shall provide Party A with service under this Agreement since the date of this Agreement and continue to provide the service during the term of the agreement stipulated by Article 8.1 of this agreement.

2.2

Party B shall equip itself with all kinds of equipment reasonably needed for providing services and purchase lease or obtain new equipment to meet the need to provide satisfactory service.

2.3

Party B shall provide Party A with good consulting service (including but not limited to strategic planning, marketing, content-making, client management and etc.) to assure the fine operation of Party B.

2.4

Party B shall timely provide service to Party A and communicate with Party A the information related to the business and/or clients of Party A.

Article 3 Service Fees and Party B Reimbursement Obligation

3.1

Party A agrees to pay the fees for the service provided by Party B according to Article 2 of this Agreement, including:

(1)

RMB10,000 Yuan for fixed service fees and depreciation expenses per month;

(2)

Sales service fees equivalent to 95% of the total annual gross profit of Party A;

(3)

Fees for other related technical service and consulting service required by Party A from time to time and stipulated by additional agreements by both parties.

3.2

Party A shall pay the service fees to Party B monthly. Party A shall, before the tenth work day of each month, pay Party B the fixed service fees as stated in Article 3.1(1). In case there are less than 30 days of a certain month, Party A shall pay Party B the fixed service fees based on actual days. After each fiscal year, both parties shall calculate the sales service fees stipulated by Article 3.1(2) according to Party A’s total gross profit of last fiscal year reported by the audit report issued by a Chinese certified accounting firm recognized by both parties, and Party A shall pay Party B the aforesaid sales service fees within 15 days after the issuance of the related audit report. Party A agrees to provide the related Chinese certified accounting firm with all the materials and assistance necessary to assure the Chinese certified accounting firm can complete the audit report of last fiscal year and issue it to both Party A and Party B within 30 days after the end of last fiscal year. Party A shall pay Party B the related technical service fees and business consulting service fees stipulated by Article 3.1(3) according to the provisions of other additional technical service agreements or consulting service agreements concluded by both parties from time to time.

 3.3

Party A shall transfer all the service fees to the bank account designated by Party B according to the provisions of this Article. In case Party B changes its bank account, it shall notify Party A the change seven (7) Working Days in advance.

3.4

The two parties, after mutual negotiation, may make adjustments to the detailed charge ratio of sales service fees stipulated by Article 3.2(1) and Article 3.2(2).

3.5

In the event that the audit report referred to in Section 3.2 above shows that Party A realized a net loss during a fiscal year while subject to this agreement, then Party B will be required to reimburse Party A for the amount of the net loss.  Party B shall pay the amount of reimbursement within 15 days after the issuance of the related audit report.

Article 4 Obligations of Party A

4.1

The service supplied by Party B under this Agreement is exclusive. During the term of this Agreement, Party B shall not without prior written consent of Party B, enter into any other agreements with a third party to hire the third party to provide service the same as or similar to that provided by Party B.

4.2

Party A shall provide Party B with the final copy of the annual business plan for next year before January 10 of each year, to facilitate Party B to make related service plan and add equipment and technical service power needed.  In case Party A requires Party B to add new equipment beyond the aforesaid plan, Party A shall negotiate with Party B fifteen (15) days in advance to enter into mutual agreements.

4.3

To facilitate Party A to provide service, Party A shall provide Party B with related materials truly and timely upon Party B’s request.

4.4

Party A shall pay Party B the service fees timely and fully based on the provisions of Article 3 of this Agreement.

4.5

Party A shall sustain its good reputation, explore the business actively and take every effort to maximum the benefits.

4.6

To promote the business of Party A, both parties agree that Party A may upon Party B’s request and entrust research and develop techniques needed for Party B’ service provided under this agreement. Party A has to accept the offer of the aforesaid entrust. The ownership of rights and interests of the foresaid technical fruits shall be decided by the provisions of Article 5.2(1) of this Agreement.

Article 5 Intellectual Rights

5.1

The intellectual property rights of the products created during the process of providing service by Party B belong to Party B.

5.2

Whereas the operation of the business of Party A relies on the service provided by Party B under this Agreement Party A agrees to make the following arrangements regarding the business-related techniques developed from Party

A’s service:

(1)

If the business-related technique is developed by Party A through its further development upon the entrust of Party B, or it is developed corporately by both parties, then the ownership and related rights to apply for patent all belong to Party B.

(2)

If the business-related technique is independently developed by Party A, the ownership of the business-related technique may belong to Party A under the following circumstances: (A) Party A shall timely notify the details of the related technique to Party B and provide Party B with the related materials required by Party B; (B) If Party A is going to license or transfer the related technique, Party B may, without the conflicts with Chinese compulsory law regulations, enjoy the priority to purchase the related technique or be licensed to use the technique exclusively, or Party B may use the related technique to the same extent that Party A specifically transfer to or license others (however, Party A has the right to decide whether or not to accept the offer of the transfer or the license); Party A may, upon Party B’s waiver of the priority to purchase the ownership of the related technique and the exclusive right to use the related technique, transfer or license the related technique to a third party with conditions offered no better than that offered to Party B (including but not limited to the transfer price or license fee), and shall guaranty the third party will fully abide by and perform the duties and obligations of Party A under this Agreement. (c)With the exception of the situations in Article 5.3(2)(B), Party A enjoys the right to purchase the related technique within the term stipulated by Article 8.1 of this Agreement; At the appointed time, Party A shall, without the conflict with the Chinese compulsory law regulations, accept Party B’s foresaid offer with price of RMB 1.00 or other lowest prices allowed by the concurrent laws.

5.3

If  Party B is licensed to use the business-related technique exclusively according to Article 5.3(2), the foresaid license shall be carry out according the following provisions in this paragraph:

(1)

the term of the license shall no shorter than ten (10) years (counting from the effective date of the related license agreement);

(2)

the scope of the rights licensed shall be defined as wide as possible;

(3)

Within the term and the scope of the license, no other party (including Party A) except Party B may in any way use or license others to use the related technique;

(4)

Without the breach of Article 5.3(3), Party A enjoys the right to independently decide to license any other third party to use the related technique;

(5)

After the expiration of the license, Party B may resume the license and Party A has to agree. At the appointed time the provisions of the license shall be sustained unless Party B confirms the adjustments.

5.4

Despite the provisions of Article 5.2(2), the patent application of any related technique described by the foresaid subparagraph shall be carried out according to the following provisions:

(1)

If Party A is going to apply for patent of any related technique described by the foresaid subparagraph, it shall obtain prior written approval from Party B.

(2)

Party A may apply for patent of any business-related technique independently or transfer such right to a third party only upon the waiver of such rights of Party B. Before Party A transfer such right of applying for patent to a third party, Party A shall guaranty that the third party will fully abide by and perform the duties and obligations of Party A under this Agreement; Meanwhile, the conditions (including but not limited to the transfer price) Party A offers to the third party shall not be better than that Party A offers to Party B.

(3)

Within the term of this Agreement, Party B may at any time require Party A to apply for the patent of the foresaid business-related technique and decide independently whether or not to purchase such patent application right.  As long as Party B makes such requirement, Party A shall, without the conflicts with Chinese compulsory law regulations, transfer the foresaid patent application right to Party B with the price of RMB 1.00 or other lowest prices allowed by the concurrent laws; After the transfer to the foresaid patent application right of the business-related technique to Party B and the actual application for and authorization of the foresaid patent,

Party A will legally become the owner the foresaid patent rights.

5.5

Upon Party B’s written request, Party A shall, without the conflicts of Chinese compulsory legal law regulations, transfer all business-related trademark rights, internet domain name, patent rights and know-how owned by or may be owned in the future by Party A to Party B with the price of RMB1.00 or other lowest prices allowed by the concurrent laws.

5.6

Both parties promise to each other that it will compensate any and all economic losses caused by its infringement of any other third party’s intellectual rights (including but not limited to publish rights, trademark rights, patent rights and know-how).

Clause 6 Confidentiality

6.1

Within the term of this Agreement, all the client information and other related materials (the “Client Information”) related to the business of Party A and the service provided by Party B belong to both parties.

6.2

Both parties shall keep strict confidential each party’s business secrets, proprietary information, Client Information and related materials owned by both parties and any nonpublic information of each party (collectively the “Confidential Information”). Unless there is prior written approval from the other party or disclosure requirements from the legal regulations or IPO procedures, the reception party shall not disclose the Confidential Information or any part of the Confidential Information to a third party; The reception party shall not directly or indirectly utilize the Confidential Information or any part of the Confidential Information, unless with the purpose of performing this Agreement.

6.3

The limitation stipulated in Section 4 shall not apply to:

(1)

any information that the reception party has been proved by written materials to know previously;

(2)

any information coming into the public field without the reception party’s fault or known by the public resulted by other reasons;

(3)

any information the reception party obtains through other legal channels thereafter .

6.4

The reception party may disclose the Confidential Information to its employees, agencies and experts hired and guaranty the foresaid people to abide by this Agreement keep the Confidential information in secrecy and only use the foresaid Confidential Information with the purpose of performing this Agreement.

Clause 7 Promises and Warranties

7.1

Party A shall promise and warranty that Party A is currently not and will not be in the future constrained from or limited to performing all or part of the liabilities under this Agreement by any other agreements, contracts, promises and arrangement of rights or obligations.

Clause 8 Terms of Agreement

8.1

Both parties hereby agree that this Agreement be executed upon two parties’ formal signature and will keep effective without time limitation unless both parties’ written agreement to terminate it in advance.

8.2

Article 8.2 and Article 6 of this Agreement shall survive if the Agreement is terminated.

Article 9 Remedy

Party A shall fully compensate Party B’s losses that are caused by or may be caused by Party B’s act of supplying service including but not limited to any losses caused by legal suits, recovery, arbitration, claims and administrative investigation and penalties with the exceptions of the losses caused by Party B’s intentional misconduct or gross negligence.

Article 10 Notice

10.1

Any communications between parties pursuant to this Agreement including notice, requirement, offer and other correspondence shall be delivered in written form.

10.2

In the case of transmission by facsimile, the transmission shall be deemed delivered upon delivery; In case of delivering face to face, the transmission shall be deemed delivered upon delivery; all notices or communications sent by registered mail shall be deemed delivered five (5) Business Days from the time of posting.

Article 11 Breach of Agreement

11.1

Both Parties agree and confirm that if any party (the “Breaching Party”) materially breach any terms of this Agreement or unable to perform any obligation under this Agreement, it will constitute a “Breach” act. Other party (the “Observant Party”) may ask for remedy measures in reasonable time. If the Breaching Party does not perform any remedy measures in the reasonable time required by the Observant Party or within 10 days after the written notice of the Observant Party, the Observant Party may choose one of the following remedy ways then (1) if the Breach Party is Party A, Party B may terminate this Agreement and require full compensation from the Breach Party; or require Party A ’s compulsory performance of the liabilities under this Agreement as well as the full compensation from Party A; (2) if the Breach Party is Party B, Party A may require Party B’s compulsory performance of the liabilities under this Agreement as well as the full compensation from Party B.

11.2

Both parties agree and confirm that Party A shall under no circumstances terminate this agreement with whatever reasons.

11.3

The rights and remedies designated by this Agreement are accumulative, and do not exclude other rights or remedies under laws and regulations.

11.4

Article 11 shall survive after the Agreement is ceased or terminated, regardless of other Articles under this agreement.

Article 12 Force Majeure

The force majeure under this agreement means earthquake, typhoon, flood, fire, war, computer virus, design leaks of implemental software, hacker attacks on internet, changes of policies and laws and other situations which cannot be foreseen, avoided or overcame. The party which might not perform this agreement fully or timely as a result of the direct influence caused by the force majeure, shall immediately notify by fax the other party and provide within 30 days the other party the details of the force majeure and the certificate documents proving the reasons that it is unable to perform this agreement or the performance of this agreement will be delayed. The foresaid certificate documents shall be issued by the notarization institutions located in the area where the force majeure takes place. The two parties shall, based on the extent of the influence the force majeure imposes on the performance of this contract, negotiate whether the obligations under this agreement should be partly exempted or postponed. Both parties are exempted from the compensation liability for the economic losses caused by the force majeure.

Article 13 Miscellaneous

13.1

This Agreement shall be executed in two (2) original copies in Chinese and is hold respectively by each Party.

13.2

The conclusion execution, validity, interpretation, performance, amendment and termination of this Agreement are governed by the laws of PRC.

13.3

The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within  thirty (30) day after one party ask for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

13.4

Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.

13.5

No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

13.6

The headings are for convenience and under no circumstances the headings shall affect the interpretation of the articles of the agreement.

13.7

This Agreement is severable. If any Article of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such Article shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other Articles hereof in any way.

13.8

The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

13.9

Without prior written approval of Party A, the Borrowers can not transfer, pledge or assign any right, benefit or obligation under this agreement. Party A can transfer, pledge or assign any right benefit or obligation under this agreement upon notice of the other parties.

13.10

This agreement is binding to all the parties herein and their respective lawful successors and assignees.

[The blank is intently left.]

IN WITNESS THEREOF the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set above in Beijing, China.

Le Ling Jin Zang Huang Biotechnology Co., Ltd.

Signature:_____________

Legal Representative/Authorized Representative

Beijing Taibodekang Consulting Co., Ltd.

Signature:_____________

Legal Representative/Authorized Representative